[Exhibit 23.11]




Tel: 01932 864258                               Covenham House
Fax: 01932 865705                               10, Broad Highway,
e-mail: cavan@freenet.co.uk                     Cobham,
                                                Surrey,
                                                KT11 2RP


                       1st November 2002



Gentlemen:

I hereby consent to the use of my name in the registration of the securities of Link Plus Corp.

Yours Sincerely,



/s/Cavan Taylor